UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

Footstar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11681	22-3439443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard, Mahwah, New Jersey		07430
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 934-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

As previously disclosed, on January 23, 2012 Footstar, Inc. (“Footstar”) entered into a Plan of Reorganization (“Plan of Reorganization”) with Xstelos Holdings, Inc. (”Xstelos”) pursuant to which Footstar contributed all of its assets to Xstelos, including its cash, real estate and 80.5% interest in FCB I Holdings, Inc., which acquired CPEX Pharmaceuticals, Inc. (“CPEX”), a pharmaceutical company, on April 5, 2011.  In exchange for the contribution of all of its assets, Xstelos assumed all of Footstar’s liabilities and issued all of its shares of common stock to Footstar.  On January 25, 2012, Xstelos filed a registration statement on Form S-1 (as amended, the “Registration Statement”), File No. 333-179148, with the Securities and Exchange Commission in order to register the distribution of all of the common stock of Xstelos to stockholders of Footstar (the “Distribution”).  The Registration Statement was declared effective on April 12, 2012.

Footstar anticipates distributing all of the Xstelos common stock to holders of Footstar’s common stock as of April 23, 2012, the record date, pro rata on a one-for-one basis with the Distribution to be effective on or about April 26, 2012.  Immediately after the Distribution is completed, Footstar’s stockholders will become the owners in the aggregate of approximately 24 million shares of Xstelos, which constitute all of the outstanding shares of common stock of Xstelos, and Xstelos stockholders’ holdings shall be proportionate to their percentage ownership of Footstar shares as of April 23, 2012, the record date for the Distribution.  The Distribution shall be effected through or transfer agent’s book entry registration system.  All Footstar stockholders as of the record date will be receiving notification directly from Securities Transfer Corporation, Footstar’s and Xstelos’ transfer agent, regarding the issuance to such holder of Xstelos shares.

Xstelos intends to continue to operate the business of CPEX as a going concern and manage the former assets of Footstar.  Xstelos shares are expected to commence trading on or about April 26, 2012, although there is no assurance that trading will commence on such date.

Footstar will continue to dissolve in accordance with the Amended Plan of Complete Dissolution and Liquidation (“Plan of Dissolution”).  Following the Distribution, Footstar will have no assets or operations and will not make any further distributions under its Plan of Dissolution.  In connection with the Distribution, Footstar’s shares will be removed from trading from the OTC Bulletin Board on April 19, 2012.

Reference is made to the Registration Statement for additional information regarding the Distribution, and certain financial information of Xstelos and its subsidiaries, and to the Plan of Reorganization, a copy of which was filed as Exhibit 2.1 to Footstar’s Current Report on Form 8-K filed on January 25, 2012.

This Form 8-K does not constitute an offer of any securities for sale.

Transfer Restrictions

Subject to certain exceptions, including prior exemption by the board of directors of Xstelos, Xstelos’ Certificate of Incorporation prohibits and makes void ab initio certain transfers of its common stock, to the extent that after giving effect to such purported transfer (i) the purported transferee would become a 4.75% or greater holder of its common stock, (ii) the ownership of a 4.75% stock holder’s common stock, prior to giving effect to the purported transfer, would be increased or (iii) the transfer creates a new “public group” under Treasury Section 1.382-2T(j)(3)(i).

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain items in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to: the reorganization and such other risks and uncertainties as are detailed in Footstar’s Annual Report on Form 10-K filed with the SEC on March 30, 2012, the Registration Statement and in the other reports that Footstar and Xstelos periodically file with the SEC.  You may read any materials filed by Footstar with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC  20549, and you may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet web site, www.sec.gov, which contains reports, registration statements, proxy and information statements and other information which we file electronically with the SEC. Footstar cautions investors not to place undue reliance on the forward-looking statements contained in this document or other filings with the SEC.

The statements in this document reflect the expectations and beliefs of Footstar’s management only as of the date of this document and subsequent events and developments may cause these expectations and beliefs to change.  Footstar undertakes no obligation to update or revise these statements, except as may be required by law.  These forward-looking statements do not reflect the potential impact of any future dispositions or strategic transactions that may be undertaken. These forward-looking statements should not be relied upon as representing Footstar’s views as of any date after the date of this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FOOTSTAR, INC.

Dated: April 17, 2012	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	President, Chief Executive Officer and Chief Financial Officer